Exhibit 99.1

Bellerophon Reports Third Quarter 2016 Financial Results
and Provides Business Update

Warren, NJ, November 8, 2016 -Bellerophon Therapeutics, Inc. (Nasdaq: BLPH), a clinical-stage biotherapeutics company, today reported financial results for the third quarter ended September 30, 2016 and provided a business update.

“Overall, I am pleased to report good progress in our ongoing Phase 3 clinical trial to treat Pulmonary Arterial Hypertension (PAH), under an FDA-granted Special Protocol Assessment,” stated Jonathan Peacock, Chairman and Chief Executive Officer of Bellerophon Therapeutics. “We continue to initiate more sites and we are targeting to announce results in mid-2018. The Company also intends to take an interim look at the data through its data monitoring committee, currently planned by the end of the fourth quarter of 2017.

“Our Phase 2 trials for INOpulse therapy to treat pulmonary hypertension (PH) associated with chronic obstructive pulmonary disease (PH-COPD) and idiopathic pulmonary fibrosis (PH-IPF) have been initiated and are actively recruiting. We look forward to communicating results of each during the first quarter of 2017.

“Overall, we believe our proprietary INOpulse delivery technology is uniquely positioned to help these significant patient populations in areas of serious and unmet medical need,” concluded Mr. Peacock.

 Key Highlights in the Third Quarter and Subsequent Weeks, Included:

•	The INOvation-1 PAH Phase 3 clinical trial is targeting topline results in mid-2018 and an interim look by the end of the fourth quarter of 2017.

•
Terence K. Trow, MD, Associate Professor of Medicine, Yale Pulmonary Vascular Disease Program, presented “Continuous inhaled NO in the management of PAH” including Bellerophon INOPulse data and the INOvation-1 Phase 3 trial at the Annual meeting of the American College of Chest Physicians; October 2016.

•
The PH-COPD Phase 2 trial is actively recruiting patients with Belgian Health Authority approval following results from the Company’s previous Phase 2a study and proof of mechanism work indicating that INOpulse could be both safe and effective in PH-COPD.

•
In July, the Company announced the publication of results of a trial conducted by the Department of Respiratory Medicine at the University Hospital Antwerp, by Professor W. De Backer, MD and Bellerophon, in the peer-reviewed International Journal of COPD (Hajian et al., Pulmonary vascular effects of pulsed inhaled nitric oxide in COPD patients with pulmonary hypertension, International Journal of COPD, 2016, 11:1533-1541).

•
During the quarter, the Company announced a succession plan in which Fabian Tenenbaum, current Chief Financial Officer and Chief Business Officer, will assume the position of Chief Executive Officer, succeeding Jonathan Peacock, who will retain his position as Chairman of the

Board and remain actively involved. The transition is expected to be completed by the end of the year.

Third Quarter 2016 Financial Results

For the third quarter ended September 30, 2016, Bellerophon reduced its net loss to $4.2 million, from $11.1 million in the third quarter of 2015.

Research and development expenses for the third quarter of 2016 declined 65 percent to $2.5 million, from $7.1 million in the third quarter of 2015. The decrease was primarily due to the termination of the BCM development program in 2015 and the related reduction in infrastructure.

General and administrative expenses for the third quarter of 2016 declined 60 percent to $1.7 million, from $4.3 million in the third quarter of 2015, primarily due to reduced expenses payable to Ikaria following the termination of the transition service agreement on September 30, 2015, as well as reduced personnel and consulting costs resulting from the 2015 restructuring.

At September 30, 2016, the Company had cash and cash equivalents, restricted cash and marketable securities of $11.6 million compared to cash and cash equivalents, restricted cash and marketable securities of $24.5 million at December 31, 2015. As of September 30, 2016, the Company had $8.6 million in prepayments of research and development expenses related to its amended drug supply agreement with Ikaria and the clinical research organization it has partnered with for the first of the two Phase 3 clinical trials for INOpulse for PAH. The corresponding prepayments balance as of December 31, 2015 was $11.3 million. The Company believes that as of September 30, 2016 it has sufficient funds, together with its ATM program and along with alternatives available to the company, to satisfy its operating cash needs for at least the next 12 months.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies at the intersection of drugs and devices that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing three product candidates under its INOpulse program, a proprietary pulsatile nitric oxide delivery device. The first is for the treatment of pulmonary arterial hypertension (PAH), for which the Company has commenced Phase 3 clinical trials in 2016. The second is for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD) and the third candidate is for the treatment of pulmonary hypertension associated with Idiopathic Pulmonary Fibrosis (PH-IPF) both of which are in Phase 2 development. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

BELLEROPHON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$2,472	$7,090	$11,539	$25,036
General and administrative	1,745	4,329	4,926	12,337
Total operating expenses	4,217	11,419	16,465	37,373
Other operating income	—	250	—	1,667
Loss from operations	(4,217)	(11,169)	(16,465)	(35,706)
Interest income	22	27	74	73
Loss before taxes	(4,195)	(11,142)	(16,391)	(35,633)
Income tax benefit	—	—	—	—
Net loss	$(4,195)	$(11,142)	$(16,391)	$(35,633)
Weighted average shares outstanding:
Basic and diluted	13,845,188	12,911,905	13,335,358	12,012,002
Net loss per share:
Basic and diluted	$(0.30)	$(0.86)	$(1.23)	$(2.97)

BELLEROPHON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands except share and per share data)

	As of	As of
	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$3,930	$6,260
Marketable securities	7,230	17,807
Prepaid expenses and other current assets	6,365	5,385
Total current assets	17,525	29,452
Restricted cash, non-current	457	457
Other non-current assets	3,304	6,701
Property and equipment, net	1,498	1,799
Total assets	$22,784	$38,409
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,235	$1,613
Accrued research and development	1,085	2,825
Accrued expenses	1,302	3,487
Due to Ikaria, Inc.	166	148
Total current liabilities	4,788	8,073
Total liabilities	4,788	8,073
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share; 125,000,000 shares authorized, 14,506,997 and 13,130,800 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	145	131
Preferred stock, $0.01 par value per share; 5,000,000 share authorized, zero shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	134,921	130,902
Accumulated other comprehensive loss	(1)	(19)
Accumulated deficit	(117,069)	(100,678)
Total stockholders’ equity	17,996	30,336
Total liabilities and stockholders’ equity	$22,784	$38,409

Contacts

At Bellerophon:	At Rx Communications Group:
Fabian Tenenbaum, Chief Financial Officer	Melody Carey
(908) 574-4767	(917) 322-2571

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